UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 21, 2007


                                  WARP 9, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)


                                     NEVADA
                                 -------------
                 (State or other jurisdiction of incorporation)


          0-13215                                      30-0050402
---------------------------                       -------------------
(Commission File Number)                           (I.R.S. Employer
                                                   Identification No.)

           50 CASTILIAN DR. SUITE 101, SANTA BARBARA, CALIFORNIA 93117
           ----------------------------------------------------- -----
               (Address of principal executive offices) (Zip Code)

         Registrant's telephone number, including area code: (805) 964-3313


    -----------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)


Total number of pages in this document:    1
                                        --------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR240.13e-4(c))

SECTION 1.  REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.02       TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

         On September 21, 2007, Warp 9, Inc. (the "Company") received written notice from Magellan's International Travel Corporation ("Magellan") of Magellan's decision not to renew both its Standard Hosting Agreement and Enterprise Hosting Agreement (collectively, the "Agreements") with the Company. Consequently, the Agreements are scheduled to terminate on November 16, 2007. The revenue generated by the Company from the Agreements represents approximately 12% of the Company's total annual revenue. Magellan has expressed a desire to renegotiate the Agreements. While the Company believes that its business relationship with Magellan will continue, the Company cannot assure that it will be able to renegotiate one or both of the Agreements on terms acceptable to the Company or at all.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                  WARP 9, INC.
                            ------------------------
                                  (Registrant)

Date:  September 26, 2007


                               \s\  Harinder Dhillon
                               ---------------------------------
                               Harinder Dhillon, President



















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